Exhibit 99.1

Exhibit 99.1 to Form 8-K filed May 22, 2006

For Immediate Release:

Contact:	Curtis A. Sampson, Chairman and Chief Executive Officer
Jeffrey K. Berg, President and Chief Operating Officer
Paul N. Hanson, Vice President - Finance

Communications Systems Reports Filing Form 8-K Report Providing First Quarter 2006 Results and Comments on Information in the Form 8-K Regarding Investigation and Reviews Related to JDL Subsidiary

Hector, MN — May 22, 2006 — Communications Systems, Inc. (AMEX: JCS) reported that it provided unaudited consolidated financial statements for its quarter ending March 31, 2006 in an exhibit to a Form 8-K Report filed today and also commented on information in the Form 8-K Report regarding matters publicly disclosed on May 15, 2006.

On May 15, 2006 the Company announced that its wholly owned subsidiary, JDL Technologies Inc. (JDL) had been asked by an agency of the federal government to provide information related to a civil investigation regarding allegations that JDL submitted, or caused to be submitted, false claims for payment under the FCC’s E-Rate Program in connection with funding requests made by the U.S. Virgin Islands Department of Education (VIDOE). The Company indicated in its May 15 press release that it was fully cooperating with government investigation on a voluntary basis and also announced that two reviews of all transactions between JDL and VIDOE, one by management and the other by the Company’s Audit Committee, had been initiated. The Company also reported on May 15 that due to matters related to the government investigation and related reviews it was unable to timely file its 10-Q Report for the first quarter.

After further considering issues related to the government investigation and related reviews, management of the Company and its Audit Committee have determined to defer filing the Form 10-Q for the 2006 first quarter until additional information is gathered and assessed.

The Company commented that the Form 8-K report filed today provides both consolidated financial statements and related notes, as well as a management’s discussion and analysis for the quarter ended March 31, 2006 comparable to what is required to be included in a Form 10-Q report. The Company also commented that the notes to the financial statements and management’s discussion provide additional information with regard to the government investigation and the reviews by management and the Audit Committee reported on May 15, including additional information regarding various risks related to the investigation and the reviews.

Finally, the Company reported today that because it has not filed a Form 10-Q Report by today it is not in compliance with the Rules of the American Stock Exchange (AMEX). This deficiency could cause AMEX to commence delisting proceedings with respect to trading of the Company’s common stock on AMEX.

About Communications Systems

Communications Systems, Inc. provides physical connectivity infrastructure and services for cost-effective broadband solutions and is a leading supplier of voice-grade connecting devices and wiring systems. CSI serves the broadband network market as the world’s leading supplier of media conversion technology, that permits networks to deploy fiber optic technology while retaining the copper-based infrastructure already embedded in the network. In addition, CSI supplies copper wire and fiber optic structured wiring systems for broadband networks, as well as line filters for digital subscriber line service. CSI also provides network design, training and management services.

Cautionary Statement

From time to time, in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders or the investing public, the Communications Systems, Inc. may make forward-looking statements concerning possible or anticipated future financial performance, business activities or plans which are typically preceded by the words “believes,” “expects,” “anticipates,” “intends” or similar expressions. For these forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in federal securities laws. Shareholders and the investing public should understand that these forward-looking statements are subject to risks and uncertainties, including risks and uncertainties contained in the Company’s filings with the Securities and Exchange Commission, which could cause actual performance, activities, expectations or plans after the date the statements are made to differ significantly from those indicated in the forward-looking statements when made.